Exhibit 10.5

EMPLOYMENT CONTRACT

In accordance with the Labor Law of the People’s Republic of China, the Employment Contract Law of the People’s Republic of China and other relevant laws and regulations, and following the principles of compliance, equality, honest and good faith, Party A and Party B, through voluntary consultations and consensus, enter into this Contract and will both perform the terms and conditions of this Contract.

Basic Information of the Parties to This Employment Contact

Party A

Legal Representative (principal) or Authorized Representative

Registered Address

Place of Business

Party B                Gender       Telephone:

Household Type (urban or rural)

ID number

or Other Valid Identity Certificate                          Certificate Number

Starting Date of Working for Party A

Home Address                                            Zip Code

Residential Address in Beijing                                              Zip Code

Place of the Household Registry

1.                                      Employment

1.1                               Term of Employment

The term for Party A to employ Party B shall be            months from                                   , till                                 , which may be extended by Party A and Party B through mutual consultation prior to the expiration of the term.

The probation period shall be      months.

1.2                               Content and Place of Work

During the employment term, Party B shall work as the              position of the customer service department.  Party B shall report to the principal of the above department.  The place of work shall be                                                   .

Party B’s performance during the probation period shall meet the requirements set forth in the Evaluation Form for Working and Learning Targets during the Probation Period, and after the expiration of the probation period, Party B’s performance shall meet the requirements set forth in the Performance Evaluation Form. According to Party A’s actual needs of production, operation and work arrangement, Party A may adjust the content and place of work of Party B after consultation and consensus with Party B.

1.3                               Working Hours

Party B shall implement standard working hours, for which the regular working hours shall be 9a.m. to 6p.m. from Monday to Friday, with one hour break at noon.  For purpose of accomplishing certain programs as scheduled, Party A may ask Party B to work over time after the above mentioned regular working hours, based on the working conditions.

1.4                               Obligations

During the employment term, Party B shall do his/her best to devote his/her time, energy and intelligence into his/her own work.  During the employment term, without the prior written consent from Party A, Party B shall be prohibited from providing services to any other individuals or entities in any capacity, or being independent business operator, partner of other entities, or shareholder of another company holding equities of such company.  Party B shall comply with various employment rules and regulations of Party A.

1.5                               No Conflicts

Party B shall not, and shall represent and warrant to the company not to, undertake any liabilities or covenants in conflict with this Contract, whether contractual or non contractual. If Party B violates this provision, Party A shall have the right to terminate this Contract immediately and request Party B to indemnify Party A its actual losses incurred therefrom, in which case Party A shall also reserve the right to seek remedies according to laws.

2. Remuneration

2.1                               Salary and Subsidies

Party A shall pay Party B his/her salary of the preceding month in cash at the 10th day of each month (to be accordingly delayed when it is a holiday).

Monthly salary is RMB                    (before tax).

During the employment term, Party A may adjust the above monthly salary of Party B based on the actual work performance. Such adjustment shall be subject to the relevant documents for change of employment.

2.2                               Year-end Bonus

At the end of each year, Party A shall determine whether to pay year-end bonus to Party B based on Party B’s performance during such year, the comprehensive evaluation result, the aggregate time working for Party A and the operation performance of the company.  If the year-end bonus is determined to be paid, such bonus shall be paid to Party B together with the monthly salary within one month after the completion of the performance evaluation.  At the time of payment, Party B shall still be working for Party A.  Employees in probation shall not be entitled to year-end bonus.

All allowances, subsidies and other benefits provided in the regulations of the state and Beijing shall be accounted in the salary that Party A pays to Party B.

As a citizen of the People’s Republic of China, Party B shall have the obligation to pay individual income tax.  According to the requirements of the People’s Republic of China, Party A shall deduct the individual income tax and the part of the social insurance contributions to be paid by the individual from Party B’s monthly income and bonus (commissions) (if any), and pay to the local tax authority and social insurance institution, on behalf of Party B, the above deducted amount.

In case that Party A adjusts Party B’s position through mutual consensus, Party A may re-determine the salary of Party B based on the position after adjustment.

3.                                      Expenses Reimbursement

According to Party A’s rules regarding expenses reimbursement, Party A shall be responsible for reimbursing all kinds of expenses that Party B incurs in connection with performing his/her duties during the employment term with Party A, including non-capped, necessary and reasonable travel expenses, entertainment expenses and other expenses that are in connection with Party B’s duties and are beneficial to the development of Party A’s business.  Party B shall submit an application prior to the reimbursement.  Upon Party A’s approval, together with the provision of relevant expense details and payment receipt as required by the finance department of the company, such expenses shall be reimbursed by Party A.

4.                                      Holiday

Party B shall be entitled to statutory holiday, sick leave, work-related injury leave, marriage leave, maternity and nursing leave, leave for arranging funeral and public holiday.  Further, Party B’s paid annual leave shall be determined referring to the relevant rules of the state, subject to the Work Attendance and Leave Policies of the company.  An employee’s annual leave in the first year with the company shall be calculated based on the actual time such employee works for the company.  Such holidays shall be used up during Party B’s employment with Party A.  Except for statutory holidays and weekends, an employee shall ask for leave according to the application procedures under the Work Attendance and Leave Policies, and in case of emergency, the employee shall first call the immediate supervisor and the human resources department, and submit an application within one day after returning to work, otherwise, the application shall not be approved and the leave shall be recorded as skipping work without valid reasons.  It shall be treated as material breach of the company’s regulations to be absent from work for three consecutive days or more without reasonable excuses and prior notices, or to skip work without valid reasons for five days (including five days) in aggregate within one year, in which case Party A shall have the right to dismiss Party B.

5.                                      Welfare Insurance and Employment Discipline

5.1                               Welfare Insurance

During the employment term with Party A, Party A shall provide Party B with all social insurances and housing fund that are required by PRC government.  The above mentioned social insurances are listed in the employee handbook which is effective during the employment term of Party B.

Party B shall register the social insurance with Party A per Party A’s requirement.  If the social insurance is not paid in sufficiency or on time due to Party B’s failure to register the social insurance with Party A promptly, Party B shall be responsible for the consequences and Party A shall not be obliged to make up the differences.

Party B’s salary during the period of medical treatment for maternity, sickness or non-work related injury shall follow the relevant rules of the state and Beijing.  Please refer to the Work Attendance and Leave Policies for the detailed calculation method.

5.2                               Employment Discipline

During the employment term with Party A, Party B shall comply with the laws and regulations of China and the rules and regulations and employment discipline formulated by Party A according to the needs of the production and the laws.  If Party B breaches the laws or regulations of China, employment discipline or the rules and regulations of Party A, Party A shall have the right to handle the breach according to the rules and regulations, or even to terminate the employment contract.

6.                                      Amendment, Termination and Expiration of this Contract

6.1                                 Party A and Party B shall amend the employment contract and go through relevant procedures under any of the following circumstances:

•                                          Party A and Party B agree to do so unanimously;

•                                          This Contract cannot be performed because material changes occur to the objective situations based on which this Contract is entered into; or

•                                          The laws, rules and regulations according to which this Contract is entered into have changed.

6.2                                 Party A may terminate this Contract under any of the following circumstances:

•                                          Party B is proved not to meet the requirements for recruitment during the probation period;

•                                          Party B materially breaches the employment disciplines or the rules and regulations of Party A;

•                                          Party B causes serious damages to Party A or losses of RMB10,000 or more due to serious misconduct or malpractice;

•                                          Party B establishes employment relationship with other employers without prior written consent of Party A, which materially affects Party B’s work for Party A or Party B refuses to rectify upon Party A’s request;

•                                          The employment contract is null and void because Party B concludes or modifies the employment contract with Party A by way of deception or coercion, or taking advantage of Party A’s difficulties, violating Party A’s real intention;

•                                          Party B is investigated for criminal liabilities in accordance with the law.

6.3                                 Under any of the following circumstances, Party A may terminate this Contract with a 30-day prior written notice to Party B or with payment in lieu of notice in the amount of one-month salary:

•                                          Party B is unable to take up the original work or any new work arranged by Party A after the completion of his/her medical treatment for illness or non-work related injury;

•                                          Party A and Party B reach no agreement on modification of this Contract through consultation when the objective conditions taken as the basis for the conclusion of this Contract have greatly changed, which causes this Contract cannot be performed.

•                                          Party B is unqualified for his/her work and remains unqualified after trainings or adjustment to another work position.

Party A shall have the right to terminate this Contract with Party B when an event to terminate an employment contract set forth in Article 41 of the Employment Contract Law of the People’s Republic of China occurs.

6.4                                 Under any of the following circumstances, Party B may terminate this employment contract:

•                                          Party A fails to provide labor protection or work conditions as stipulated in the employment contract;

•                                          Party A fails to pay the full amount of remunerations in a timely manner;

•                                          Party A fails to pay social security premiums for the employee according to law;

•                                          The rules and regulations of Party A are in violation with any law or regulation and impair the rights and interests of the employees;

•                                          The employment contract is null and void because Party A concludes or modifies the employment contract with Party B by way of deception or coercion, or taking advantage of Party B’s difficulties, violating Party B’s real intention;

•                                          Party A forces Party B to work by way of violence, threatening or illegal limitation of personal liberty, or illegally directs or orders Party B to conduct dangerous operations that may imperil Party B’s personal safety.

7.                                      Obligation of Notification

7.1                               Notification Period

To terminate the employment contract during the probation period, the terminating party shall inform the other party with three-day prior written notice.  To terminate the employment contact after the probation period, the terminating party shall inform the other party with thirty-day prior written notice.  Party B shall complete the handover of the work during the notification period.  If Party B fails to inform Party A of such termination in advance as agreed, Party B shall indemnify Party A its losses incurred.

7.2                               Handover of the Work

Upon the expiration or termination of this Contract or upon the request of Party A, Party B shall immediately return to Party A all properties of Party A that are in Party B’s possession and all memorandums of understanding, notes, records, thesis, reports, handbook, pictures, blueprints, design plans and other documentations and materials (including photocopies) that are in connection with the business of Party A or its affiliates and are kept or obtained by Party B during the employment with Party A, including but not limited to the following items: part or all of the devices, software, keys to the office, parking card and other confidential and propriety information of Party A that are kept or controlled by Party B during the employment, in written or otherwise (including photocopies).  All above documents and materials shall be permanently owned by Party A or its affiliates, and Party B shall not claim or exercise any rights over them.  If Party B breaches this provision, Party A shall have the right to request Party B to indemnify the actual losses incurred by Party A , and Party A shall also reserve the right to seek remedies according to law.

7.3                               Termination Procedures

When this Contract is terminated or expires, Party A shall issue a certificate regarding termination or expiration of the employment contract for Party B and shall make transmission registry for Party B’s profile and social insurance within 15 days.

8.                                      Confidentiality

8.1                               Party A’s Undertakings and Covenants

Party B agrees to enter into separate agreements regarding intellectual property protection, confidentiality and non-competition upon the request of Party A.  Party B warrants to Party A that he/she does not hold any business material of other persons and that during the employment term, Party B will not use any commercial secret of other persons.  Party B agrees to take all responsibilities in case Party A suffers claims or litigations brought by any third party due to Party B’s violation of the above confidentiality obligations.

8.2                               Confidential Information

Party B acknowledges and agrees that during the employment with Party A, he/she will have access to the confidential information of Party A and its affiliates.  All such information is confidential and is valuable and proprietary information of Party A and its affiliates.  Party B shall not disclose or discuss any such information with any persons, except when disclosing the confidential information to the management staff, employees of Party A or employees of Party A’s affiliates for purpose of business and on the basis of “need to know”.  Party B shall not use the confidential information of Party A or its affiliates for Part B’s personal purposes or any purposes other than for Party B’s duty under the employment.

9.                                      Intellectual Property

9.1                                 “Intellectual Property” in this Contract includes but is not limited to all inventions, discoveries, software, ideas, patterns, suggestions, developments, systems, procedures, packages, trademarks, trade names, patents, copyrights, designs, techniques, business reputation, reputation, style, logo, plans, models and other industrial rights or intellectual properties.  “Relevant Intellectual Property” in this Contract means all Intellectual Property that Party B creates or discovers, independently or together with others, during the performance of his/her duties as an employee of Party A, or all Intellectual Property that Party B creates or discovers, directly or indirectly, on the basis of Party A’s confidential information, during the performance of his/her duties as an employee of Party A.

9.2                                 Party B agrees that all Relevant Intellectual Property (whether or not being able to be granted patent rights) shall be entirely owned by Party A.  Party B shall perform all relevant formalities according to Party A’s requirements, at Party A’s cost,to make sure that Party A or other persons designated by Party A can obtain all documents required for the legal and proprietary rights of the Intellectual Property.

9.3                                 Party A shall have the right to claim that the inventions which Party B applies for patent or Party B directly or indirectly discloses to third parties within 6 months after the termination of this Contract are designed or created by Party B during the employment with Party A.  Party B shall have the obligation to prove that such inventions are not designed or created during the employment with Party A following the principal of equality, and if Party B fails to prove the above, then the inventions shall belong to Party A.

10.                               Prohibitions

Party B agrees that during the employment, he/she will not, directly or indirectly,

10.1                           employed by, or provide professional opinions or services to, any competitors of Party A, especially companies or potential competitors having business in matchmaking, or provide professional opinions or services to any companies or individuals that carry out or intend to carry out similar business with Party A or its affiliates;

10.2                           for the benefits of Party B or other individuals, companies or organizations, induce or solicit any director, manager or employee to resign from Party A or its affiliates;

10.3                           for the benefits of Party B or other individuals, companies or organizations, persuade or induce clients or suppliers of Party A or its affiliates, which Party B gets acquainted with during the employment with Party A, to become clients or suppliers of other individuals, companies or organizations, or persuade or induce companies or individuals that are in business negotiations with Party A or its affiliates to negotiate business with other individuals, companies or organizations;

10.4                           request, agree or approve family members to request for or accept gifts, interests or benefits, or employment positions provided to the employee himself/herself or his/her family members from any third parties that are in business contact with Party B during the employment with Party A;

11.                               Labor Protection, Work Conditions and Prevention of Occupational Hazards

Party A shall provide Party B with all necessary work conditions and tools during the employment term.

Party A shall provide Party B with necessary safety protection measures and equip Party B with necessary safety protection facilities according to the actual needs of the position and the state’s regulations and rules on labor safety and health.

Party A shall establish and improve the responsibility system for occupation disease prevention, strengthen the management of occupation disease prevention and improve the occupation disease prevention.

12.                               Monetary Compensation for Breach of the Employment Contract

Monetary compensation for breach of the employment contract shall be implemented according to the relevant laws and regulations of the state and the city.

13.                               Governing Law

The construction, performance, amendment and dispute resolution in relation to this Contract shall be governed by the Labor Law of the People’s Republic of China, the Employment Contract Law of the People’s Republic of China and other relevant laws and regulations of China.

Issues not covered in this Contract or the provisions that may be in conflict with the relevant rules and regulations of the country or Beijing shall be handled according to the relevant rules and regulations.

14.                               Miscellaneous

The address where to deliver this Contract and relevant notices and document to Party B shall be the residential address in Beijing as provided in this Contract.  Party B shall notify Party A of any change in the address and telephone in writing within 30 days after such change.  Otherwise, all consequences shall be taken by Party B in case Party B fails to receive any documents that Party A delivers.

During the term of this Contract, Party B shall indemnify Party A all losses incurred by Party A due to Party B, in which case, Party A shall be entitled to deduct the indemnification amount from Party B’s salary and Party A shall also have the right to request Party B to make up the differences when Party B’s salary is insufficient to cover the indemnification.

Prior to the expiration of the probation period, Party A shall evaluate the performance of Party B.  If Party B’s performance is determined to meet the employment requirements, Party A shall accept Party B as a regular employee.  If Party B’s performance fails to meet the employment requirements, Party A shall terminate this Contract immediately.  The detailed employment requirements are set forth in the Evaluation Form for Working and Learning Targets during the Probation Period.

Party B shall provide the correct personal information, including degree of education, physical conditions and health, whether or not having non-competition agreement with the prior employer, and whether or not having terminated the employment with the prior employer.  If Party B provides false personal profile, Party A shall have the right to terminate the executed employment contract and request Party B to make indemnifications.

15.                               Execution of this Contract

This Contract shall be prepared in Chinese, and shall take effect upon signing and chopping hereof by both parties.  This Contract shall be executed in two originals. Each of Party A and Party B shall keep one original.  The two originals shall have the same effect.

Party A:	Party B:

(Company Chop)

Representative (Signature):	(Signature):

, 2010	, 2010